Exhibit 10.2

LOCK-UP AGREEMENT

May 5, 2014

Ladies and Gentlemen:

           The undersigned is a beneficial owner of shares of capital stock or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of Lighter Than Air Systems Corp., a Florida Corporation (the “Company”). The undersigned understands that the Company will merge or otherwise combine (the “Merger”) with and, as a result, become a wholly-owned subsidiary of, Drone Aviation Corp., a Nevada company (“Parent”). The undersigned understands that the Company and Parent will proceed with the Merger in reliance on this Letter Agreement.

1.         Lockup.  In recognition of the benefit that the Merger will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company and Parent, that, without the written consent of Parent (or, if applicable, Pubco (as defined below), during the period beginning on the closing date (the “Closing Date”)  of the Merger  and ending fifteen (15) months after the Closing Date (the “Initial Lockup Period” and the Initial Lockup Period as extended by a Trigger Event (as defined below), the “Lockup Period”), provided that the Initial Lockup Period is subject to extension upon the occurrence of any Trigger Event such that the Lockup Period shall expire on the fifteen (15) month anniversary of the Trigger Event, and shall apply to any Parent Successor Securities (as such term is defined below), the undersigned will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of Parent (each, a “Parent Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security (each of the foregoing, a “Prohibited Sale”).  This Letter Agreement shall apply to all Parent Securities owned by the undersigned including shares of Parent’s common stock issued to the undersigned in connection with the Merger and all Parent Successor Securities.  For purposes of this Letter Agreement, “Trigger Event” shall be defined as the date the Parent consummates a reverse merger transaction with an entity (“Pubco”) whose securities are traded on a national securities exchange or over the counter market pursuant to a merger, share exchange or asset purchase agreement; and “Parent Successor Securities” shall be defined as securities of Pubco issued to the undersigned in connection with the Trigger Event.

2.         Leak Out Provision.  Notwithstanding the restrictions in Section 1 herein, beginning on the date that is the thirteen (13) month anniversary of the Trigger Event and ending upon expiration of the Lockup Period, the undersigned may sell Parent Successor Securities in an amount up to 5% of the average daily volume of Pubco’s common stock on any given trading day.

3.         Permitted Transfers. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Parent Security or Parent Successor Security (as the case may be): (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding Parent Security or Parent Successor Security, as the case may be, subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this Letter Agreement for the balance of the Lockup Period.

4.          Opinion of Counsel.  Any Parent Security or Parent Successor Security of the undersigned shall contain a restrictive “lock-up” legend governed by the terms of this Letter Agreement.  The Parent’s (or, upon the consummation of a Trigger Event, Pubco’s) transfer agent shall only accept an opinion of counsel to remove such legend from counsel acceptable to the Parent (or, after a Trigger Event, Pubco).  An opinion from Harvey Kesner, Esq. and any firm with which he is associated shall be deemed acceptable counsel to the Parent (or, after a Trigger Event, Pubco).

5.          Governing Law.  This Letter Agreement shall be governed by and construed in accordance with the laws of the state of New York.

6.          Miscellaneous.  This Letter Agreement will become a binding agreement among the undersigned as of the date hereof.  In the event that no closing of the Merger occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of Parent (or, after a Trigger Event, Pubco) and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

                                                                WORLD SURVEILLANCE GROUP INC.

                                                                By:/s/ Glenn D. Estrella
                                                                Name: Glenn D. Estrella
Title: President and CEO

Number of shares of Common Stock owned: 10,000,000 shares

Certificate Numbers: _____________________________

Accepted and Agreed to:

Drone Aviation Corp.

By: /s/ Glenn Kesner
     Name:   Glenn Kesner
     Title:  President